                                                                    Exhibit 23.1

                         Independent Auditors' Consent

We consent to the use in this Current Report on Form 8-K/A of Vital Living, Inc. of our report dated April 11, 2003, relating to the financial statements of Christopher's Original Formulas, Inc. as of December 31, 2002 and for the year ended December 31, 2002 and to the use of our report dated April 19, 2002, relating to the financial statements of NFI Holdings, Inc. as of December 31, 2001 and 2000 and for the years ended December 31, 2001 and 2000.


/s/ The C.P.A. Network, LLC
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The C.P.A. Network, LLC
Provo, Utah U.S.A.
August 29, 2003